                        [WFS FINANCIAL INC LETTERHEAD]

                                                                    EXHIBIT 20.7

                               OWNER TRUST 1998-A

                    ANNUAL STATEMENT TO SECURITY HOLDERS 4.09
                             FOR SERVICE PERIOD 1998



                                                                                 Distribution Date
                                                ------------------------------------------------------------------------------------
                                                 February 20         May 20           August 20        November 20          Total
                                                ------------    --------------    --------------    --------------    --------------
PART I   DISTRIBUTIONS

           Interest Paid - Class A1                     0.00      1,248,444.45        947,157.35        317,123.50      2,512,725.30
           Interest Paid - Class A2                     0.00      1,542,133.34      1,773,453.33      1,773,453.33      5,089,040.00
           Interest Paid - Class A3                     0.00      2,360,000.00      2,655,000.00      2,655,000.00      7,670,000.00
           Interest Paid - Class A4                     0.00        889,194.45      1,000,343.75      1,000,343.75      2,889,881.95
           Interest Paid - Certificate                  0.00        776,416.67        873,468.75        873,468.75      2,523,354.17
                                                ------------    --------------    --------------    --------------    --------------
                Total Interest Paid                     0.00      6,816,188.91      7,249,423.18      6,619,389.33     20,685,001.42
                                                ------------    --------------    --------------    --------------    --------------

           Principal Paid - Class A1                    0.00     34,028,695.33     43,883,051.93     22,088,252.74    100,000,000.00
           Principal Paid - Class A2                    0.00              0.00              0.00     26,638,595.30     26,638,595.30
           Principal Paid - Class A3                    0.00              0.00              0.00              0.00              0.00
           Principal Paid - Class A4                    0.00              0.00              0.00              0.00              0.00
           Principal Paid - Certificate                 0.00              0.00              0.00              0.00              0.00
                                                ------------    --------------    --------------    --------------    --------------
                Total Principal Paid                    0.00     34,028,695.33     43,883,051.93     48,726,848.04    126,638,595.30
                                                ------------    --------------    --------------    --------------    --------------


PART III AGGREGATE SCHEDULED
               BALANCE

                Total Aggregate
                Scheduled Balance                       0.00    490,971,304.67    447,088,252.74    398,361,404.70
                                                ------------    --------------    --------------    --------------    --------------


PART III SERVICING FEES

                Total Servicing Fees Paid               0.00      1,074,683.00      1,489,571.00      1,349,492.00      3,913,746.00
                                                ------------    --------------    --------------    --------------    --------------


PART IV  SHORTFALLS

                Total Interest Shortfall                0.00              0.00              0.00              0.00              0.00
                                                ------------    --------------    --------------    --------------    --------------

                Total  Principal Shortfall              0.00              0.00              0.00              0.00              0.00
                                                ------------    --------------    --------------    --------------    --------------



PART V.   OFFICER'S CERTIFICATE


All computations presented reflect accurate information for the calendar period ended 1998 and were performed in conformity with the Sale and Servicing Agreement dated March 1, 1998.





                                           /s/ Lee Whatcott
                                           ----------------------------------
                                           Lee Whatcott
                                           Executive Vice President
                                           Chief Financial Officer



                                           /s/ Mark Olson
                                           ----------------------------------
                                           Mark Olson
                                           Senior Vice President
                                           Controller